EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (file numbers 333-01957, 333-01959, 333-59771, 333-34992, 333-34994, 333-34996, 333-111370 and 333-124845) on Form S-8 of our reports dated February 27, 2008 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes two explanatory paragraphs regarding the adoption of FASB Interpretation No.48, Accounting for uncertainty in Income Taxes, on January 1, 2007, the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006 and the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006) and financial statement schedule of Franklin Electric Co., Inc. and subsidiaries and  the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Franklin Electric Co., Inc. for the year ended December 29, 2007.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 27, 2008